UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2026

Angel Studios, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-56642	46-5217451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 W Center St. Provo, UT 84601
(Address of principal executive offices)

(760) 933-8437
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ANGX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

As previously disclosed, on November 14, 2025, Angel Studios, Inc., a Delaware corporation (the “Company” or “Angel Studios”), entered into an Agreement and Plan of Merger (the “Original TCP Merger Agreement,” and, such transactions contemplated thereby, the “TCP Merger”), by and among the Company, Angel TCP Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Angel TCP Merger Sub”), Toothy Cow Productions, LLC, a Tennessee limited liability company (“TCP”), and Shining Isle Productions, LLC, a Tennessee limited liability company, as Unitholder Representative. The Original TCP Merger Agreement was amended and restated on June 29, 2026 (the “A&R TCP Merger Agreement”), as previously disclosed in the Company’s Form 8-K filed on June 30, 2026.

On September 17, 2026, the Company entered into a Second Amended and Restated Agreement and Plan of Merger to the A&R TCP Merger Agreement (the “Second A&R TCP Merger Agreement”), which amended and restated in its entirety the A&R TCP Merger Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Second A&R TCP Merger Agreement.

The key revision to the A&R TCP Merger Agreement provided for in the Second A&R TCP Merger Agreement includes, but is not limited to, revising the allocation of the Company’s Class A Common Stock, par value $0.0001 (the “Class A Common Stock”), to be issued as merger consideration among holders of Common Units (the “TCP Common Units”), Class A Preferred Units (the “TCP Class A Preferred Units”) and Class B Preferred Units (the “TCP Class B Preferred Units” and, together with the TCP Class A Preferred Units, the “TCP Preferred Units”) of TCP, such that, at the closing of the transactions contemplated by the Second A&R TCP Merger Agreement, all of the issued and outstanding equity units of TCP held by TCP equity holders will be cancelled and extinguished and converted automatically into the right to receive a portion of the Aggregate Stock Consideration as follows:

•	The holders of TCP Common Units will receive a portion of the Aggregate Stock Consideration equal to (i) (A) the Aggregate Stock Consideration minus the Preferred Reallocation Shares, with the resulting amount multiplied by (B) such Unitholder’s Adjusted Percentage Interest, minus (ii) (A) the Incentive Shares multiplied by (B) such Unitholder’s Common Percentage Interest.

•	The holders of TCP Class A Preferred Units will receive a portion of the Aggregate Stock Consideration equal to (i) (A) the Aggregate Stock Consideration minus the Preferred Reallocation Shares, with the resulting amount multiplied by (B) such Unitholder’s Adjusted Percentage Interest, plus (ii) (A) the Preferred Reallocation Shares multiplied by (B) such Unitholder’s Preferred Class A Percentage Interest, plus (iii) (A) the Incentive Shares multiplied by (B) such Unitholder’s Preferred Class A Percentage Interest.

•	The holders of TCP Class B Preferred Units will receive a portion of the Aggregate Stock Consideration equal to (i) (A) the Aggregate Stock Consideration minus the Preferred Reallocation Shares, with the resulting amount multiplied by (B) such Unitholder’s Adjusted Percentage Interest, plus (ii) (A) the Preferred Reallocation Shares multiplied by (B) such Unitholder’s Preferred Class B Percentage Interest, plus (iii) (A) the Incentive Shares multiplied by (B) such Unitholder’s Preferred Class B Percentage Interest.

In addition, the Second A&R TCP Merger Agreement revises the methodology for calculating and allocating the Aggregate Stock Consideration. Under the A&R TCP Merger Agreement, the Aggregate Stock Consideration was defined as the quotient of the Merger Consideration divided by the Buyer Stock Price, minus the Incentive Shares, with each unitholder receiving their pro rata share based on their Adjusted Percentage Interest. Under the Second A&R TCP Merger Agreement, the definition of Aggregate Stock Consideration has been revised to equal the quotient of the Merger Consideration divided by the Buyer Stock Price, plus the Preferred Reallocation Shares (a newly-defined term equal to 439,127 shares of Buyer Common Stock), minus the Incentive Shares (reduced from 516,620 shares to 77,493 shares). The net effect of these changes is to reallocate a portion of the consideration that would otherwise be distributable to holders of TCP Common Units to the holders of TCP Preferred Units.

As previously disclosed, certain affiliated entities of the Company own units of TCP, and such entities will receive shares of Class A Common Stock as consideration in the TCP Merger. As of September 17, 2026, Company related parties owned 2.3% of the units of TCP.

Further, while negotiations were ongoing, the Company committed to funding the operations of TCP through season three and season four, with a maximum commitment of $11.9 million. If the acquisition of TCP by the Company is not consummated, any amount of operational funding provided by the Company to TCP will be converted into Class B Preferred Units of TCP at $1.50 per unit plus a warrant to purchase Common Units of TCP at a nominal strike price for each two units of Class B Preferred Units of TCP received. The Company has provided $12.6 million to TCP to date.

The foregoing summary of the Second A&R TCP Merger Agreement does not purport to be a complete description and is subject to and qualified in its entirety by reference to the full text of the Second A&R TCP Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
2.1+	Second A&R Agreement and Plan of Merger, dated as of September 17, 2026, by and among Angel Studios, Inc., Angel TCP Merger Sub, LLC, Toothy Cow Productions, LLC and Shining Isle Productions LLC.
104	Cover Page Interactive Data File (Embedded Within the Inline XBRL Document).

+             Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEL STUDIOS, INC.

Date: October 1, 2026	By:	/s/ Glen Nickle
Glen Nickle
Chief Legal Officer